As filed with the Securities and Exchange Commission on April 15, 1998.

                                                    Registration No.
                                                                     ---------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                    Boise Cascade Office Products Corporation
               (Exact name of registrant as specified in charter)
                      Delaware                        82-0477390
         (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)          Identification No.)

                            800 West Bryn Mawr Avenue
                             Itasca, Illinois 60143
                                 (630) 773-5000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                                  ------------
                                JOHN W. HOLLERAN
                                 General Counsel
                    Boise Cascade Office Products Corporation
                           1111 West Jefferson Street
                                   P.O. Box 50
                             Boise, Idaho 83728-0001
                                 (208) 384-7704
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                             Robert E. Buckholz, Jr.
                               Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                                  ------------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined in light of market conditions.
                                 ------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]
                                  ------------
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                  ------------
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                  ------------
If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  [   ]
                                  ------------
                         CALCULATION OF REGISTRATION FEE

                                    Proposed
                                    Maximum         Proposed
Title of Each Class   Amount        Offering        Maximum
of Securities         to be          Price         Aggregate            Amount of
to be Registered    Registered      Per Unit*    Offering Price*    Registration Fee
---------------     ----------     ----------    ---------------    ----------------
Debt Securities     $300,000,000**    100%***    $300,000,000***    $     88,500

          *Estimated solely for the purpose of calculating the registration fee.

         **Or if any debt securities (1) are denominated or payable in a foreign or composite currency or currencies, such amount as shall result in an aggregate initial offering price equivalent to $300,000,000 at the time of initial offering or (2) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $300,000,000.

        ***Exclusive of accrued interest, if any.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective under Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The information in this Prospectus is incomplete. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED APRIL 15, 1998

                   BOISE CASCADE OFFICE PRODUCTS CORPORATION

                             ----------------------

BOISE LOGO

                                DEBT SECURITIES

                             ----------------------

     Boise Cascade Office Products Corporation (the "Company," "we," or "us") may periodically offer debentures, notes, or other unsecured types of debt in one or more series ("Debt Securities"). We may offer Debt Securities to raise up to $300,000,000 (or, if we sell the Debt Securities in foreign or composite currencies, whatever the equivalent may be at the time of the offering). Terms of the Debt Securities will reflect market conditions at the time of sale.

     We may sell the Debt Securities directly, through agents, to or through underwriting syndicates led by one or more managing underwriters, or to or through one or more underwriters acting alone. If we involve any of our agents or any underwriters in the sale of these securities, then we will include their names and any applicable commissions or discounts in a prospectus supplement. Any underwriters, dealers, or agents participating in the offering will be "underwriters" as defined by the Securities Act of 1933.

                             ----------------------

     Along with this Prospectus, the Company will provide a supplement to this Prospectus for each offering of Debt Securities ("Prospectus Supplement"). The Prospectus Supplement will describe the amounts, prices, and terms of the Debt Securities included in that offering ("Offered Securities"). It will also state the net proceeds the Company will receive from the sale. The Prospectus Supplement may also update information in this Prospectus. It is important for you to read both this Prospectus and the Prospectus Supplement before you invest.

     We will issue the Offered Securities in the form of one or more Global Securities deposited with The Depository Trust Company, New York, New York ("DTC").

                             ----------------------

     Neither the SEC nor any state securities commission has approved these securities. Similarly, these organizations have not determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                   This Prospectus is dated: April 15, 1998.

                             AVAILABLE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the public reference rooms maintained by the SEC at: Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549; 7 World Trade Center, New York, New York, 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of materials filed with the SEC can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     Reports, proxy and information statements, and other information concerning the Company can also be inspected at the office of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

          1. Annual report on Form 10-K for the year ended December 31, 1997;
     and

          2. The portions of the Company's Proxy Statement on Schedule 14A for the annual meeting of shareholders held on April 21, 1998, that have been incorporated by reference into the 10-K for the year ended December 31, 1997.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                         Investor Relations Department
                   Boise Cascade Office Products Corporation
                            800 W. Bryn Mawr Avenue
                          Itasca, Illinois 60143-1594
                                  630/775-4228
                              http://www.bcop.com

     You should rely only on the information incorporated by reference or provided in this Prospectus or the Prospectus Supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or the Prospectus Supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY

     Boise Cascade Office Products Corporation is one of the world's premier business-to-business distributors of products for the office, with operations in Australia, Canada, France, Germany, Spain, the United Kingdom, and the United States. We market to large, medium-sized and small businesses as well as home offices, through both a direct sales force and a catalog marketing program. We sell a broad line of branded and private label consumable office supplies, furniture, paper, computer-related items and promotional products. We purchase most of our products directly from manufacturers and distribute them directly to end-users.

     We are a Delaware corporation, and our principal executive office is located at 800 West Bryn Mawr Avenue, Itasca, Illinois 60143-1594, telephone 630/773-5000. All references to the Company refer, unless the context otherwise requires, to Boise Cascade Office Products Corporation and its consolidated subsidiaries.

                                USE OF PROCEEDS

     Unless otherwise stated in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used to repay debt and for other corporate purposes. Those other corporate purposes may include acquisitions, additions to working capital, and capital expenditures.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The Ratio of Earnings to Fixed Charges for each of the periods indicated is as follows:

                                                                       THREE MONTHS
                                                  YEAR ENDED              ENDED
                                                 DECEMBER 31             MARCH 31
                                                 (UNAUDITED)           (UNAUDITED)
                                             --------------------      ------------
                                             1995    1996    1997      1997    1998
                                             ----    ----    ----      ----    ----
Ratio of earnings to fixed charges(1)......  25.4    8.4     5.0       6.9     5.1
                                             ====    ===     ===       ===     ===

(1) Earnings consist of pre-tax earnings plus fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt costs, and that portion of rentals representative of interest. Interest expense for operating leases with terms of one year or longer is based on an imputed interest rate for each lease.

     For current information on the Ratio of Earnings to Fixed Charges, please see our most recent Form 10-K. See "Available Information" and "Incorporation of Certain Documents by Reference."

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued under an Indenture ("Indenture") dated as of March 31, 1998, between the Company and U.S. Bank Trust National Association, Trustee ("Trustee"). The Indenture is filed as an exhibit to the Registration Statement. All section references are to sections of the Indenture. All capitalized terms have the meanings specified in the Indenture.

     Debt Securities may be issued periodically in one or more series. The Prospectus Supplement will describe the specific information, including amounts, prices, and terms, for each series of Debt Securities.

General

     The Indenture does not limit the amount of securities that the Company may issue. In addition to the Debt Securities, we may authorize the issuance of other securities under the Indenture. The securities will be unsecured obligations of the Company. They will rank on a parity with all our other unsecured unsubordinated indebtedness.

     Each Prospectus Supplement will describe the following terms of the Offered
Securities:

     - The title;

     - Any limit on the aggregate principal amount;

     - The date(s) the principal is payable;

     - The interest rate(s), if any, and the date(s) from which the interest accrues;

     - The dates on which the interest, if any, is payable and the regular record dates for the interest payment dates;

     - Whether the Offered Securities are redeemable at our option and the redemption price(s) and other redemption terms and conditions;

     - Whether we are obligated to redeem or purchase the Offered Securities according to any sinking fund or similar provision or at the Holder's option and the price(s), period(s), and terms and conditions of that redemption or purchase obligation;

     - If other than the principal amount, the portion of the principal amount payable if the maturity of the Offered Securities is accelerated;

     - Whether the provisions relating to Satisfaction, Discharge, and Defeasance Prior to Maturity or Redemption apply;

     - If other than United States Dollars, the currency or currencies of payment of principal and any premium and interest (which may be a composite currency such as the European Currency Unit);

     - If payments are based on an index, the manner in which the amount of principal payments and any premium and interest is to be determined; and

     - Any other terms. (Section 301)

     Securities may be issued and sold at a substantial discount below their principal amount. The Prospectus Supplement will describe any special United States federal income tax consequences and other considerations which apply to securities issued at a discount or to any Offered Securities denominated or payable in a foreign currency or currency unit.

Book-Entry System

     The Offered Securities will be issued in the form of one or more fully registered Global Securities. These will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as described below, the Global Securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

     DTC has advised the Underwriters and the Company that it is:

     - A limited-purpose trust company organized under the laws of the state of New York;

     - A member of the Federal Reserve System;

     - A "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - A "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

     DTC was created to hold securities for institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants' accounts. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

     Upon issuance of a Global Security representing Offered Securities, DTC will credit (on its book-entry registration and transfer system) the principal amount to participants' accounts. Ownership of beneficial interests in the Global Security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the Global Security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants (with respect to the owners of beneficial interests in the Global Security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as DTC, or its nominee, is the registered holder and owner of a Global Security, DTC or its nominee, as the case may be, will be considered, for all purposes under the Indenture, the sole owner and holder of the related Offered Securities. Except as described below, owners of beneficial interests in a Global Security will not:

     - be entitled to have the Offered Securities registered in their names; or

     - receive or be entitled to receive physical delivery of certificated Offered Securities in definitive form.

Each person owning a beneficial interest in a Global Security must rely on DTC's procedures (and, if such person holds through a participant, on the participant's procedures) to exercise any rights of an Offered Securities holder under the Indenture or the Global Security. We understand that under existing industry practice, if the Company requests any action of Offered Securities holders or an owner of a beneficial interest in a Global Security desires to take any action that DTC (as the holder of the Global Security) is entitled to take, DTC would authorize the participants to take that action and the participants would authorize their beneficial owners to take the action or would otherwise act upon the instructions of their beneficial owners.

     The Company will pay principal of and interest on Offered Securities to DTC. We expect that DTC, upon receipt of any payment of principal or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests. We also expect that payments by participants to owners of beneficial interests in a Global Security held through them will be governed by standing instructions and customary practices (as is the case with securities held for customers' accounts in "street name") and will be the responsibility of the participants. Neither the Company nor the Trustee will have any responsibility or liability for:

     - any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for any Offered Securities;

     - maintaining, supervising, or reviewing any records relating to any beneficial ownership interests;

     - any other aspect of the relationship between DTC and its participants; or

     - the relationship between the participants and the owners of beneficial interests in a Global Security.

     Unless and until they are exchanged in whole or in part for certificated Offered Securities in definitive form, the Global Securities may not be transferred except as a whole by DTC to its nominee or by its nominee to DTC or another nominee.

     The Offered Securities may be exchanged for certificated Offered Securities in definitive form in denominations of $1,000 or multiples thereof if:

          1. DTC notifies us that it is unwilling or unable to continue as depositary for the Global Securities or if at any time it ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

          2. The Company decides at any time not to have all of the Offered Securities represented by the Global Securities and so notifies the Trustee; or

          3. An Event of Default has occurred and is continuing with respect to the Offered Securities.

     If there is such an exchange, certificated Offered Securities will be issued in authorized denominations and registered in such names as DTC directs. Subject to the foregoing, the Global Securities are not exchangeable, except for a Global Security(ies) of the same aggregate denomination to be registered in DTC's or its nominee's name.

COVENANTS OF THE COMPANY

  Certain Definitions Applicable to Covenants

     "Attributable Debt" means the total net amount of rent required to be paid during the remaining primary term of any particular lease under which any person is at the time liable, discounted at the rate per annum equal to the weighted average interest rate borne by the Debt Securities outstanding under the Indenture. (Section 101)

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting:
(1) all liabilities, other than (a) deferred income taxes, (b) Funded Debt, and
(c) shareholders' equity, and (2) all goodwill, trade names, trademarks, patents, organization expenses, and other like intangibles of the Company and its consolidated subsidiaries, all as set forth in the most recent quarterly balance sheet of the Company and its consolidated subsidiaries. (Section 101)

     "Funded Debt" means (1) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the borrower's option, and (2) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles. (Section 101)

     "Principal Property" means any distribution center, warehouse or other facility owned by the Company or any Restricted Subsidiary which is located within the present 50 states of the United States and the gross book value of which (without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 1 1/2% of Consolidated Net Tangible Assets, other than properties or any portion of a particular property which in the opinion of the Board of Directors is not of material importance to the Company's business. (Section 101)

     "Restricted Subsidiary" means a Subsidiary of the Company (1) substantially all the property of which is located, or substantially all of the business of which is carried on, within the present 50 states of the United States, (2) which owns a Principal Property, and (3) which is not primarily engaged in the development and sale or financing of real property. (Section 101)

     "Secured Debt" means Debt secured by a Mortgage on any Principal Property of the Company or any Restricted Subsidiary or on any shares of stock or Debt of a Restricted Subsidiary, as set forth in Section 1004 of the Indenture. (Section
101)

     "Subsidiary" of the Company means a corporation more than 50% of the voting stock of which is owned directly or indirectly by the Company, one or more Subsidiaries of the Company, or the Company and one or more Subsidiaries. (Section 101)

  Restrictions on Secured Debt

     Neither the Company nor any Restricted Subsidiary shall incur, issue, assume, or guarantee any indebtedness for money borrowed ("Debt"), secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, unless the Company secures or causes such Restricted

Subsidiary to secure the Debt Securities issued under the Indenture equally and ratably with (or, at the Company's option, prior to) such Secured Debt, or unless

     (x) the aggregate amount of all such Secured Debt, together with

     (y) all Attributable Debt of the Company and its Restricted Subsidiaries with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in "Restrictions on Sales and Leasebacks" below)

would not exceed 10% of consolidated Net Tangible Assets.

     The above restriction does not apply to, and there will be excluded from Secured Debt in any computation under such restriction, Debt secured by:

          1. any Mortgage existing on any asset of, or on shares of stock or Debt of, any Person at the time such Person becomes a Restricted Subsidiary and not created in contemplation of such event;

          2. any Mortgage on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Mortgage attaches to such asset concurrently with or within 90 days after the acquisition thereof, or in the case of an asset under construction, within 90 days after receipt of an occupancy certificate therefor;

          3. any Mortgage on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary and not created in contemplation of such event;

          4. any Mortgage existing on any asset prior to the acquisition thereof by the Company or a Restricted Subsidiary and not created in contemplation of such acquisition;

          5. Mortgages in favor of the Company or a Restricted Subsidiary;

          6. Mortgages securing industrial revenue or pollution control bonds;
     or

          7. any Mortgage arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses, provided that such Debt is not increased and is not secured by any additional assets. (Section 1004)

  Restrictions on Sales and Leasebacks

     Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless at the time of such transaction and after giving effect thereto:

          (x) the aggregate amount of all Attributable Debt of the Company and its Restricted Subsidiaries with respect to such transaction, plus

          (y) all secured Debt (with the exception of secured Debt which is excluded as described in "Restrictions on Secured Debt" above)

will not exceed 10% of Consolidated Net Tangible Assets.

     This restriction does not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if:

          1. The lease is for a period, including renewal rights, not in excess of three years;

          2. The sale or transfer of the Principal Property is made within 90 days after its acquisition, or in the case of a Principal Property under construction, within 90 days after receipt of an occupancy certificate therefor;

          3. The lease secures or relates to industrial revenue or pollution control bonds;

          4. The transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; or

          5. The Company or such Restricted Subsidiary, within 180 days after the sale is completed, applies to the retirement of Funded Debt of the Company or a Restricted Subsidiary, or to the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased, an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased or
     (ii) the fair market value of the Principal Property leased, as determined by the Board of Directors.

     The amount to be applied to the retirement of Funded Debt shall be reduced by (x) the principal amount of any debentures or notes (including securities issued under the Indenture) of the Company or a Restricted Subsidiary surrendered within 180 days after such sale to the applicable trustee for retirement and cancellation and (y) the principal amount of Funded Debt, other than items referred to in the preceding clause (x), voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale. (Section
1005)

  Merger or Consolidation

     The Company shall not enter into any consolidation or merger with or into any other corporation (other than a merger with a wholly or majority-owned Subsidiary in which the Company is the surviving corporation) and no conveyance or transfer of its property substantially as an entirety to another Person may be made:

     1. Unless:

          (i) The surviving corporation or acquiring Person shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and shall expressly assume the payment of principal of and any premium and interest on the Debt Securities and the Performance of the covenants in the Indenture;

          (ii) Immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

          (iii) The Company has delivered the required Officers' Certificate and Opinion of Counsel to the Trustee; or

     2. If, as a result thereof, any Principal Property of the Company or any Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the provisions of the "Restrictions on Secured Debt" covenant unless all the outstanding Debt Securities are secured by a lien upon such Principal Property equal with (or at the Company's option, prior to) that of the Debt secured by such Mortgage. (Section 801)

MODIFICATION AND WAIVER

     The Company and the Trustee may amend the Indenture with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the outstanding securities of each series issued under the Indenture affected by the amendment. However, the Company and the Trustee may not, without the consent of the Holder of each Security affected thereby:

          1. Change the Stated Maturity of the principal of or any installment of the principal of or interest, if any, on any such Security;

          2. Reduce the principal amount of, the rate of interest, if any, on or any premium payable upon the redemption of, any such Security;

          3. Reduce the principal amount due upon acceleration of the maturity of an Original Issue Discount Security;

          4. Change the place or currency of payment of principal of (or premium or interest, if any, on) any such Security;

          5. Impair the right to institute suit to enforce any payment on or after the Stated Maturity or Redemption Date of such Security;

          6. Change the Indenture to permit amendments with the consent of the Holders of less than 66 2/3% in principal amount of securities of any affected series; or

          7. Modify the above requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults and their consequences. (Section 902)

     The Holders of a majority in aggregate principal amount of the outstanding securities of any series may waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1008)

SATISFACTION, DISCHARGE, AND DEFEASANCE

  Covenant Defeasance

     If the Company deposits with the Trustee, in trust, at or before maturity or redemption of the outstanding securities of any series, money or direct obligations of the United States of America or obligations the principal of and interest on which are guaranteed by the United States of America in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay when due the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on any series of outstanding securities at the Stated Maturity of such principal or installment of principal or interest, as the case may be, then the Company may omit to comply with certain terms of the Indenture with respect to that series of securities, including the restrictive covenants described above. Further, the Events of Default described in clauses (3) and (4) under "Events of Default" below shall not apply. Defeasance of securities of any series is subject to the satisfaction of certain conditions, including among others:

          1. The absence of an Event of Default or event which with notice or lapse of time would become an Event of Default at the date of the deposit; and

          2. That such deposit will not result in a breach of, or constitute a default under, any instrument by which the Company is bound. (Sections 402 and 404)

  Defeasance and Discharge of any Series

     Upon the deposit of money or securities as contemplated in the preceding paragraph and the satisfaction of certain other conditions, the Company may also omit to comply with its obligation to pay the principal of (and premium, if any) and interest on a particular series of securities. Any Events of Default with respect thereto shall not apply, and thereafter, the Holders of securities of such series shall be entitled only to payment out of the money or securities deposited with the Trustee. Such conditions include among others:

          1. No Event of Default or event which, with notice or lapse of time, would become an Event of Default exists at the date of deposit;

          2. the Company delivers to the Trustee an Opinion of Counsel of a nationally recognized tax counsel that Holders of the securities of such series will not recognize income, gain, or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax in the same amounts, in the same manner, and at the same times as would have been the case if such deposit and defeasance had not occurred; and

          3. The Company receives an Officer's Certificate stating that discharge and defeasance will cause such securities or securities of that series to be delisted from any securities exchange on which they are listed. (Sections 403 and 404)

  Satisfaction and Discharge of Indenture and Securities

     The Indenture shall, upon Company Request, cease to be in effect (except for certain surviving rights expressly provided for in the Indenture) when (A) all Securities have either been delivered to the Trustee for cancellation or are due and payable or will become due and payable or will be called for redemption within one year and the Company has deposited sufficient money in trust with the Trustee to pay and discharge the entire indebtedness, (B) the Company has paid all other sums payable by the Company under the Indenture, and (C) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent have been complied with.

  Federal Income Tax Consequences

     Under current federal income tax law, the deposit and defeasance described above under "Covenant Defeasance" will not result in a taxable event to any Holder of securities or otherwise affect the federal income tax consequences of an investment in securities of any series.

     The federal income tax treatment of the deposit and defeasance described above under "Defeasance and Discharge of any Series" is not clear. A deposit and defeasance is likely to be treated as a taxable exchange of such securities for beneficial interests in the trust consisting of the deposited money or securities. In that event, a Holder of securities would be required to recognize gain or loss equal to the difference between the Holder's adjusted basis for the securities and the fair market value of the Holder's beneficial interest in such trust. Thereafter, such Holder would be required to include in income a share of the income, gain, and loss of the trust. As described above, except in certain limited circumstances involving a deposit made within one year of maturity or redemption (see Section 401 of the Indenture), it is a condition to such a deposit and defeasance that the Company obtain an opinion of tax counsel to the effect that such deposit and defeasance will not alter the Holders' tax consequences that would have been applicable in the absence of the deposit and defeasance. Purchasers of the Debt Securities should consult their own advisers with respect to the tax consequences to them of such deposit and defeasance, including the applicability and effect of tax laws other than federal income tax law.

EVENTS OF DEFAULT

     The Indenture defines an "Event of Default" with respect to securities of each series as one or more of the following events:

          1. Default in the payment of any interest on any security of that series for 30 days after becoming due;

          2. Default in the payment of principal of or any premium on any security of that series when due;

          3. Default in the deposit of any sinking fund payment when due under the terms of the securities of that series;

          4. Default in the performance, or breach, of any other covenant or warranty of the Company in the Indenture for 90 days after notice;

          5. Involuntary acceleration of the maturity of indebtedness in excess of $5,000,000 for money borrowed by the Company or any of its Subsidiaries, if the acceleration is not rescinded or annulled, or the indebtedness is not discharged, within 10 days after notice;

          6. Certain events of bankruptcy, insolvency, or reorganization; and

          7. Any other Event of Default provided with respect to securities of that series issued under the Indenture. (Section 501)

     If any Event of Default described in clauses (1), (2), or (7) above shall occur and be continuing, then either the Trustee or the Holders of at least 25% (or if the securities of the series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) in principal amount of the outstanding securities of that series may accelerate the Maturity of the securities of that series. If an Event of Default described in clauses (3), (4), (5), or (6) above shall occur and be continuing, then either the Trustee or the Holders of at least 25% (or if the securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) in principal amount of the outstanding securities issued under the Indenture may accelerate the Maturity of all outstanding securities. (Section 502)

     The Indenture provides that if a default occurs, the Trustee shall give the Holders of securities of that series notice of the default as required or provided by the Trust Indenture Act. (Section 602)

     The Indenture requires the Company to furnish to the Trustee an annual statement by certain Company officers that to the best of their knowledge the Company is not in default of any of its obligations under the Indenture or, if there has been a default, specifying each such default. (Section 1006)

     The Holders of a majority in principal amount of the outstanding securities of any series affected will have the right, subject to certain limitations, to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the securities of such series and to waive certain defaults. (Section 512)

     Subject to certain provisions, the Trustee will not be obligated to exercise any of its rights or powers under the Indenture at the request of any of the Holders of securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities which the Trustee might incur in compliance with such request. (Section 603)

CONCERNING THE TRUSTEE

     The Company and its consolidated subsidiaries maintain customary banking relationships with U.S. Bank Trust National Association (the Trustee under the Indenture) and/or its affiliates.

GOVERNING LAW

     The Indenture and the securities shall be governed by and construed under New York law.

                              PLAN OF DISTRIBUTION

     We may sell Debt Securities to one or more underwriters for public offering and sale or may sell Debt Securities to investors directly or through agents. The Prospectus Supplement will describe the method of distribution.

     The Offered Securities may be distributed periodically in one or more transactions at:

     - A fixed price or prices, which may be changed;

     - Market prices prevailing at the time of sale;

     - Prices related to the prevailing market prices; or

     - Negotiated prices.

In connection with the sale of Offered Securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters or agents may sell Offered Securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation which we pay to underwriters or agents in connection with the Offered Securities and any discounts, concessions, or commissions allowed by underwriters to participating dealers will be described in the Prospectus Supplement. Underwriters, dealers, and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Underwriters or agents and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933.

     If indicated in the Prospectus Supplement, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase Offered Securities from us pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date(s) stated in the Prospectus Supplement. Each Contract will be for an amount not less than (and the aggregate amount of Offered Securities sold pursuant to Contracts shall be not less or more than) the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. Purchasers will in all cases be subject to the Company's approval. The obligations of any purchaser under any Contract will not be subject to any conditions except:

          1. The purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and

          2. If the Offered Securities are being sold to underwriters, the Company shall have sold to the underwriters the total principal amount of the Offered Securities less the principal amount covered by Contracts.

The underwriters will not have any responsibility regarding the validity or performance of the Contracts.

     Each issue of Offered Securities will be a new issue of securities with no established trading market. Any underwriters to whom we sell Offered Securities for public offering and sale may make a market in the Offered Securities. Nevertheless, the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Securities.

     Certain of the underwriters and their associates may engage in transactions with and perform services for us in the ordinary course of business.

                         VALIDITY OF OFFERED SECURITIES

     The validity of the Offered Securities will be passed upon for us by John
W. Holleran, our General Counsel, and for the underwriters or agents, if any, by Sullivan & Cromwell, New York, New York. As of December 31, 1997, Mr. Holleran was the beneficial owner of 592 shares of our common stock.

                                    EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report which accompanies those statements, and are incorporated by reference in reliance upon the authority of that firm as experts in accounting and auditing in giving such reports.

                                    PART II.
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         We estimate the expenses of the offering described in this Registration Statement to be as follows:

   Commission filing fee (actual fee)                    $88,500
   Accounting fees and expenses                           11,000
   Legal fees and expenses                                 5,000
   Rating agencies' fees                                  90,000
   Trustee's fees and expenses                             6,500
   Printing                                               50,000
   Miscellaneous                                           3,000
                                                         --------
   Total                                                 $254,000
                                                         ========

Item 15. Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of Delaware authorizes the Company to indemnify its directors and officers under specified circumstances. Our Restated Certificate of Incorporation and bylaws provide that we shall indemnify, to the extent permitted by Delaware law, our directors, officers, and employees against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arise out of their status as directors, officers, or employees.

         Our directors and officers are insured, under insurance policies maintained by BCC (subject to the limitations of the policies), against certain expenses incurred in the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 16.  List of Exhibits

         Required exhibits are listed in the Index to Exhibits and are incorporated by reference.

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in the Prospectus or any Prospectus Supplement or under Item 15 above or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each person whose signature appears below appoints Christopher C. Milliken and John W. Holleran, and each of them severally, acting alone and without the other, their true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits and other documents, any and all amendments (including post-effective amendments) to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Itasca, state of Illinois, on April 15, 1998.

                                            Boise Cascade Office Products
                                              Corporation

                                            By /s/ Christopher C. Milliken
                                               -----------------------------
                                               Christopher C. Milliken
                                               President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 15, 1998.


         Signatures                                  Title
         ----------                                  -----

         Principal Executive Officers:

/s/  Christopher C. Milliken                         President
-----------------------------
           Christopher C. Milliken

/s/  Peter G. Danis Jr.                              Chief Executive Officer
-----------------------------
           Peter G. Danis Jr.

         Principal Financial Officer:
                                                     Senior Vice President,
/s/  A. James Balkins III                            Treasurer, and Chief
-----------------------------                        Financial Officer
           A. James Balkins III

         Principal Accounting Officer:
                                                     Vice President and
/s/  Darrell R. Elfeldt                              Controller
-------------------------------
           Darrell R. Elfeldt

         Signatures                                  Title
         ----------                                  -----
         A Majority of the Directors:


/s/  George J. Harad                                 Director
---------------------------
            George J. Harad


/s/  John B. Carley                                  Director
---------------------------
          John B. Carley


/s/  James G. Connelly III                           Director
---------------------------
      James G. Connelly III


/s/  Theodore Crumley                                Director
---------------------------
           Theodore Crumley


/s/  Peter G. Danis Jr.                              Director
---------------------------
         Peter G. Danis Jr.


/s/  A. William Reynolds                             Director
---------------------------
        A. William Reynolds

/s/ Christopher C. Milliken                          Director
---------------------------
    Christopher C. Milliken

Dated: April 15, 1998

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 29, 1998, incorporated by reference in Boise Cascade Office Products Corporation's Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this Registration Statement.


                                                  Arthur Andersen LLP



Boise, Idaho
April 15, 1998

                    BOISE CASCADE OFFICE PRODUCTS CORPORATION

                                  EXHIBIT INDEX

                               Filed with Form S-3
Exhibit                                                                    Page

 1.               Form of underwriting agreement (including form
                  of terms agreement and form of delayed delivery
                  contract)
 4.               Indenture dated as of March 31, 1998, between
                  the Company and U.S. Bank Trust National
                  Association
5.                Opinion of John W. Holleran
12.   (1)         Statements re computation of ratios
23.1              Consent of Arthur Andersen LLP (see page II-__)
23.2              Consent of John W. Holleran (included in Exhibit 5)
24.               Power of Attorney (see page II-__)
25.               Form T-1 Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of [First Trust of New York,
                  National Association]

(1) Exhibit 12 was filed under the same exhibit number in our 1997 Annual Report on Form 10-K and is incorporated by reference.
--------------------------------------------------------------------------------